Exhibit (c)(12)
                                                             ---------------

                           INVESTMENT REPRESENTATION
                                      AND
                       "ROLL OVER" SUBSCRIPTION AGREEMENT
                       ----------------------------------

                    Investment Representation and "Roll Over"
          Subscription Agreement (the "Agreement"), dated as of February 25, 1998, by and among J.W. Childs Equity Partners, L.P., a Delaware limited partnership ("Childs"), UHS Acquisition Corp., a Minnesota corporation ("Merger Sub"), and Robert H. Braun
          (the "Stockholder").

                    WHEREAS, Childs and Merger Sub are parties to an Agreement and Plan of Merger (the "Merger Agreement") dated as of November 25, 1997 by and among Merger Sub, Childs and Universal Hospital Services, Inc., a Minnesota corporation (the "Company"), providing for, among other things, the merger (the "Merger") of Merger Sub with and into the Company, with the Company being the surviving corporation in the Merger (the "Surviving Corporation");

                    WHEREAS, the Merger Agreement provides, among other things, that subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the "Effective Time"), except as otherwise agreed in writing between Merger Sub and any holder thereof, each share of the Company's common stock, par value $.01 per share, together with the associated preferred stock purchase rights (the "Common Stock"), issued and outstanding immediately prior to the Effective Time, shall be canceled, extinguished and converted into a right to receive $15.50 in net cash per share without interest thereon (the "Merger Consideration");

                    WHEREAS, the Stockholder is the beneficial and record owner of 984 shares of Common Stock;

                    WHEREAS, the Stockholder is currently a member of management or key employee of the Company;

                    WHEREAS, Childs, Merger Sub and the Stockholder desire to allow the shares of Common Stock held by the Stockholder to remain issued and outstanding in the Merger, in lieu of receipt of the Merger Consideration therefor;

                    WHEREAS, this Agreement is one of several subscription agreements being entered into by Childs and Merger Sub with certain members of management or key employees of the Company;

                    NOW, THEREFORE, in consideration of the
          foregoing and in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

               1.   "Roll Over" of Shares.

                    a.   Upon the terms and subject to the
          conditions hereinafter set forth, the Stockholder hereby agrees that at the Effective Time, the number of shares of Common Stock owned beneficially and of record by such Stockholder (together with the associated preferred stock purchase rights, the "Rollover Shares"), as set forth opposite such Stockholder's name on Appendix I hereto, will not be cancelled, extinguished or converted into the right to receive the Merger Consideration, but instead each such Rollover Share will remain issued and outstanding as one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation ("Surviving Corporation Stock"). For purposes of this Section 1(a) only, "Rollover Shares" includes any shares of Common Stock acquired by the undersigned after the date hereof and prior to the Effective Time pursuant to employee benefit plans of the Company or otherwise. The Stockholder further agrees that he will not, and will not permit any company, trust or other entity controlled by him, to (i) contract to sell, sell or otherwise transfer or dispose of any of the Rollover Shares or any interest therein or any voting rights with respect thereto, other than as contemplated hereby, or (ii) take any action which would make any representation or warranty made by him in this Agreement untrue or incorrect. Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

                    b.   Upon the terms and subject to the
          conditions hereinafter set forth, as soon as practicable following the Effective Time, the Stockholder shall surrender to the Surviving Corporation a certificate or certificates representing the Rollover Shares, and the Surviving Corporation shall deliver to the Stockholder in exchange therefor a certificate or certificates representing a like number of fully paid and nonassessable shares of Surviving Corporation Stock. The Stockholder further agrees that prior to receipt of any shares of Surviving Corporation Stock, the Stockholder will execute a Stockholders' Agreement (the "Stockholders' Agreement") by and among the Surviving Corporation and each of the stockholders of the Surviving Corporation, substantially in the form attached as Exhibit C to the Private Placement Memorandum (as hereinafter defined). The shares of Surviving Corporation Stock acquired by the Stockholder pursuant to the terms of this Agreement or after the Closing pursuant to any employee benefit plans of the Surviving Corporation, the Stockholders' Agreement or otherwise are hereinafter sometimes referred to collectively herein as the "Stock."

                    c. Notwithstanding anything to the contrary contained herein, the Surviving Corporation shall have no obligation to issue or deliver any shares of Surviving Corporation Stock to (i) any person who is not a member of management or key employee of the Surviving Corporation on the date of such issuance and delivery or
          (ii) any person who is a resident of a state or foreign jurisdiction in which such issuance or delivery to him would constitute a violation of the securities or "blue sky" laws of such state or foreign jurisdiction.

               2.   Representations of the Stockholder.

                    a.   The Stockholder hereby represents and
          warrants that he is the beneficial and record owner of the number of shares of Common Stock set forth opposite his name on Appendix I hereto, free and clear of all liens, charges, encumbrances, adverse claims, voting agreements and commitments of every kind, except as disclosed on Appendix I. Except as set forth on Appendix I and except for options to purchase 17,630 shares of Common Stock, none of the Stockholder or any company, trust or other entity controlled by the Stockholder owns any additional shares of the capital stock of the Company or securities convertible thereinto or any interest therein or has any voting rights with respect to any additional shares of capital stock of the Company.

                    b.   The Stockholder hereby represents and
          warrants that (i) the Stockholder is acquiring the Stock for the Stockholder's own account, for investment only and not with a view toward resale or other distribution of the Stock within the meaning of the Securities Act of 1933, as amended (the "Securities Act"); (ii) the Stockholder has no present intention of selling or otherwise disposing of all or any portion of the Stock; and (iii) the Stockholder understands that the Stock has not been registered under the Securities Act, in reliance upon exemptions contained in the Securities Act and applicable regulations promulgated thereunder or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred unless such sale or transfer is so registered or qualifies for exemption from registration under the Securities Act.

                    c. The Stockholder acknowledges that he has been advised by the Company that: (i) the Stock must be held indefinitely and the Stockholder must continue to bear the economic risk of the investment in the Stock unless the offer and sale of such Stock is subsequently registered under the Act and all applicable state or foreign securities laws or an exemption from such registration is available; (ii) it is not anticipated that there will be any public market for the Stock in the foreseeable future; (iii) the Stock may be considered "restricted securities" within the meaning of Rule 144 promulgated under the Act; (iv) Rule 144 is not currently expected to be available with respect to the offers or sales of any securities of the Surviving Corporation after the Merger, and the Surviving Corporation has made no covenant and is under no obligation to make such Rule available; (v) when and if the Stock may be disposed of without registration under the Act in reliance on Rule 144, such disposition can be made by certain persons only in limited amounts in accordance with the terms and conditions of such Rule; (vi) if the Rule 144 exemption is not available, public offer or sale without registration will require the availability of an exemption under the Act and if an exemption for such offers or sales is not available, registration of the Stock may be required, but that the Surviving Corporation is under no obligation to register the Stock or to facilitate compliance or to comply with any exemption, except as otherwise provided in the Stockholders' Agreement; (vii) a restrictive legend or legends substantially in the form set forth in the Stockholders' Agreement shall be placed on the certificates representing the Stock; and (viii) a notation shall be made in the appropriate records of the Surviving Corporation indicating that the Stock is subject to restrictions on transfer and, if the Surviving Corporation should at some time in the future engage the services of a stock transfer agent, appropriate stop transfer restrictions will be issued to such transfer agent with respect to the Stock.

                    d.   The Stockholder further represents and
          warrants that (i) he and his representatives have carefully reviewed the Private Placement Memorandum dated February 4, 1998, including the exhibits thereto, and any supplement thereto furnished to the undersigned (collectively, the "Private Placement Memorandum"); (ii) he understands and has taken cognizance of, or has been advised by his representatives as to, all the risk factors related to the acquisition of the Stock, including those set forth in the Private Placement Memorandum and the exhibits thereto, and no representations have been made to the Stockholder or such representatives concerning the Stock, the Surviving Corporation or its business or prospects or other matters, except as set forth in the Private Placement Memorandum; (iii) the Stockholder and his representatives have been granted the opportunity to ask questions of, and receive answers from, representatives of the Surviving Corporation concerning the terms and conditions of the acquisition of the Stock and to obtain any documents, records or other additional information which the Stockholder, or his representatives, deem necessary to verify the accuracy of the information contained in the Private Placement Memorandum; (iv) the Stockholder's knowledge and experience in financial and business matters is such that he is capable of evaluating the merits and risks of the investment in the Stock, or he has been advised by a representative possessing such knowledge and experience; (v) the Stockholder is a member of management or key employee of the Company and will, after the consummation of the Merger, be a member of management or key employee of the Surviving Corporation;
          (vi) in making the Stockholder's decision to invest in the Stock hereby subscribed for, he has relied solely upon the independent investigations made by him and, to the extent believed by the Stockholder to be appropriate, his representatives, including his own professional legal, tax and other advisors; (vii) his financial condition is such that he can afford to bear the economic risk of holding the unregistered Stock for an indefinite period of time and has adequate means for providing for his current needs and personal contingencies; (viii) he can afford to suffer a complete loss of his investment in the Stock; (ix) the Stock is a speculative investment which involves a high degree of risk of loss of his investment therein and there are substantial restrictions on the transferability of, and there will be no public market for, the Stock and, accordingly, it may not be possible to liquidate his investment without a substantial loss in the case of an emergency, if at all; and (x) the Stockholder resides at the address set forth on the signature page hereto and does not have any present intention of establishing a residence in any other state or jurisdiction.

                    e.   The Stockholder further represents and
          warrants that (i) he has full right, power and authority to enter into and perform this Agreement, and this Agreement has been duly authorized, executed and delivered by him and is valid, binding and enforceable against him in accordance with its terms, and (ii) either
          (A) he is not legally married or (B) this Agreement has been duly executed by his spouse on the signature page hereof.

               3. Conditions to the Company's Obligations. The Surviving Corporation's obligation to issue the Stock hereunder is subject to the occurrence of the Effective Time and to the satisfaction at or prior to the Effective Time of the following further conditions:

                    a. The representations and warranties of the Stockholder contained in Section 2 hereof shall be true and correct as of the Effective Time.

                    b. The Stockholder shall have performed all obligations and complied with all agreements required to be performed or complied with by the Stockholder under this Agreement at or prior to the Effective Time.

                    c.   The Stockholder shall have executed and
          delivered to Childs the Stockholders' Agreement.

               4.   Binding Effect.  The provisions of this
          Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. Notwithstanding the foregoing, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any of the parties hereto without the prior written consent of the other parties hereto.

               5. Applicable Law. The laws of the state of Minnesota shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under applicable principles of conflicts of law.

               6.   Survival of Representations and Warranties.
          The representations and warranties of the parties hereto contained in this Agreement shall survive the execution and delivery of this Agreement.

               7. Headings; Execution in Counterparts. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

               8.   Pronouns.   Unless otherwise indicated herein
          or the context otherwise requires, the masculine pronoun shall include the feminine and neuter, and the singular shall include the plural.

               9. Amendment. This Agreement may not be amended, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by the parties hereto. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

               10. Entire Agreement. This Agreement and the Stockholders' Agreement and the other documents referred to herein contain the entire agreement of the parties in respect of the matters set forth herein and therein.


                    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  J.W. Childs Equity Partners, L.P.

                                  By: J.W. Childs Advisors, L.P.
                                       General Partner

                                  By:  J.W. Childs Associates, L.P.
                                       General Partner

                                  By: J.W. Childs Associates, Inc.
                                       General Partner

                                  By:  /s/ Steven G. Segal
                                       -------------------------------
                                       Name:     Steven G. Segal
                                       Title:    Vice President

                                  UHS Acquisition Corp.

                                  By:  /s/ Steven G. Segal
                                       -------------------------------
                                       Name:     Steven G. Segal
                                       Title:    President

                                  STOCKHOLDER:

                                  /s/ Robert H. Braun
                                  ------------------------------------
                                  Signature of Stockholder

                                  Robert H. Braun
                                  ------------------------------------
                                  Name of Stockholder

                                  1262 Wilderness Curve
                                  ------------------------------------

                                  Eagan, MN 55123
                                  ------------------------------------
                                   Address of Stockholder


                    Acknowledgment and Agreement of Spouse
                    --------------------------------------

                    The undersigned spouse of the above-named
          Stockholder acknowledges that he/she has read the foregoing Agreement and agrees to be bound thereby.

                                   /s/ Mary Braun
                                   ------------------------------------
                                   Signature of Spouse

                                   Mary Braun
                                   ------------------------------------
                                   Name of Spouse


                                   Appendix I
                                   ----------

          Name of Stockholder:           Robert H. Braun
                               ----------------------------------------

                       Number of Shares of Common Stock
                        Owned Beneficially or of Record
                       --------------------------------

                                      984